Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 RESULTS
DALLAS, TX (February 25, 2021) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company” or "TPL") today announced its financial and operating results for the fourth quarter and full year of 2020.
Conversion of the Trust

As previously announced, on January 11, 2021, we completed our reorganization from a business trust, Texas Pacific Land Trust, into Texas Pacific Land Corporation (the “Corporate Reorganization”), a corporation formed and existing under the laws of the State of Delaware. Any references herein to the Company, TPL, our, we or us with respect to periods prior to January 11, 2021 will be in reference to Texas Pacific Land Trust, and references to periods on that date and thereafter will be in reference to Texas Pacific Land Corporation. Any reference to Sub-share Certificates or Sub-shares are to the Sub-share Certificates of Proprietary Interest of Texas Pacific Land Trust.

Quarterly Dividend Declared

The board of directors (the "Board") has determined to pay dividends quarterly going forward in March, June, September and December of each year, subject to the discretion of the Board. On February 17, 2021, the Board declared a quarterly cash dividend of $2.75 per share payable on March 15, 2021 to stockholders of record at the close of business on March 8, 2021.

Share Repurchases

The Board has also decided that the Company will begin the repurchase of the Company's common stock consistent with TPL's long history of repurchasing Sub-shares. The timing and amount of share repurchases is subject to the discretion of the Board.

Fourth Quarter 2020 Highlights:
•Net income of $44.8 million, or $5.77 per Sub-share Certificate ("Sub-share")

•Revenues of $74.3 million

•EBITDA of $59.0 million (1)

•Cash flows of $45.6 million from operating activities

•Special cash dividend of $10.00 per Sub-share on December 17, 2020, the Company's second special cash dividend in 2020

Full Year 2020 Highlights:

•Net income of $176.0 million, or $22.70 per Sub-share

•Revenues of $302.6 million, the second largest year in our history

•EBITDA of $234.1 million (1)

•Cash flows of $207.0 million from operating activities

(1) Reconciliations of Non-GAAP measures are provided in the tables below.

•Total dividends of $26.00 per Sub-share, consisting of a regular cash dividend of $10.00 per Sub-share in March 2020, a special cash dividend of $6.00 per Sub-share in March 2020 and a special cash dividend of $10.00 per Sub-share in December 2020.

“Despite the challenges presented during 2020, particularly with respect to the oil and gas industry, we continued to generate positive operating results and reported our second largest revenue year in the Company's history,” said Tyler Glover, President and Chief Executive Officer of the Company. “With the completion of our Corporate Reorganization in January 2021, we are eager to begin the next chapter of history as a corporation and anticipate the benefits our new structure affords us.”

Financial Results for the Fourth Quarter of 2020:
The Company reported net income of $44.8 million for the fourth quarter ended December 31, 2020, a decrease of 35.2% compared to net income of $69.1 million for the fourth quarter ended December 31, 2019. Net income for the fourth quarter of 2020 was impacted by decreased revenues, largely driven by a $20.5 million decrease in land sales and a $12.5 million decrease in water sales and royalties. The decrease in revenue was partially offset by a $6.1 million decrease in operating expenses over the same time period.

Revenues across all revenue streams were lower for the fourth quarter of 2020 compared to the same period of 2019. Land sales for the fourth quarter of 2019 included a $22.0 million land exchange. There were no significant land transactions during the fourth quarter of 2020. Our revenues from land sales are subject to substantial fluctuation and vary from year to year. The decrease in water sales for the fourth quarter of 2020 compared to 2019 is principally due to a 22.8% decrease in the average sales price per barrel of water over the same time period. Additionally, the fourth quarter of 2020 was impacted by an approximately $7.0 million deferral of water sales revenue related to take or pay contracts.

Operating expenses decreased approximately $6.1 million during the fourth quarter of 2020 compared to the same period of 2019. The decreases were principally related to a $4.9 million decrease in incentive compensation expense, a $2.4 million decrease in water service-related expenses resulting from cost savings measures implemented during 2020 and a $1.8 million reduction in contract labor expense. These decreases were partially offset by a $2.6 million increase in legal and professional fees, primarily resulting from our Corporate Reorganization.

Financial Results for the Year Ended December 31, 2020:

The Company reported net income of $176.0 million for the year ended December 31, 2020, a decrease of 44.8% compared to net income of $318.7 million for the year ended December 31, 2019, which included a $100 million land sale. Net income for the year ended December 31, 2020 was principally impacted by decreased land sales and decreased water sales and royalties. Excluding the impact of the 2019 land sale (net of income tax), net income for the year ended December 31, 2019 was $239.7 million.

Revenues for the year ended December 31, 2020 were $302.6 million compared to $490.5 million for the comparable period of 2019. All revenue streams for the year ended December 31, 2020 were lower than for the same period of 2019. Revenues were negatively impacted by the economic impacts related to the COVID-19 pandemic and the declines in demand and crude oil prices that occurred during 2020. Many of our revenue streams are impacted by the capital decisions made by companies that operate in the areas where we own land. The most significant impact on our revenues related to decreased land sales for the year ended December 31, 2020 compared to 2019. Revenues for 2019 included a $100 million land sale. We had no comparable land sales in 2020. Water sales decreased $23.7 million for the year ended December 31, 2020 compared to 2019, principally due to an 18.7% decrease in the average sales price per barrel of water, a 6.8% decrease in the number of barrels sold and a $7.0 million deferral of water sales revenue during the fourth quarter related to take or pay contracts. Additionally, water royalties decreased $6.4 million over the same time period.

Operating expenses for the year ended December 31, 2020 were approximately $5.6 million lower than the same period of 2019. The decrease is principally the result of a decrease of $6.6 million of water-related expenses resulting from cost savings measures implemented during 2020 and decreased legal and professional fees.

COVID-19 Pandemic and Market Conditions Update

The increased supply of oil and gas by member nations of OPEC+ and the uncertainty caused by the global spread of COVID 19 led to declines in crude oil prices and a reduction in global demand for oil and gas in 2020. The full impact of these events, which resulted in production curtailments and/or conservation of capital by the owners and operators of the oil and gas wells to which the Company’s royalty interests relate, is unknown at this time. These events have negatively affected the Company’s business and results of operations for the year ended December 31, 2020.

During these uncertain times, we have continued to generate positive operating results and remain focused on meeting the operational needs of our customers while maintaining a safe and healthy work environment for our employees. Our existing information technology infrastructure has afforded us the opportunity to allow our corporate employees to work remotely. We have deployed additional safety and sanitization measures, including quarantine facilities for our field employees, if needed.

In an effort to decrease ongoing operational costs, we have implemented certain cost reduction measures which include, but are not limited to, a reduction in contract labor, conversion of portions of our water sourcing infrastructure to electric power and negotiated price reductions and discounts with certain vendors. We continue to monitor our customer base and outstanding accounts receivable balances as a means of minimizing any potential collection issues. As a royalty owner, we have no capital expenditure or operating expense burden for development of wells. Furthermore, our water operations currently have limited capital expenditure requirements, the amount and timing of which are entirely within our control.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 880,000 acres of land in West Texas. The Company is not an oil and gas producer, but its surface and royalty ownership allow revenue generation through the entire value chain of oil and gas development, including through fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases, material sales and seismic and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at www.texaspacific.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Corporate Reorganization and other references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations, including those regarding the Corporate Reorganization, reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in this news release due to a number of factors including, but not limited to: an inability to achieve some or all of the expected benefits of the Corporate Reorganization and distribution; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Corporate Reorganization; the potential impacts of COVID-19 on the global and U.S. economies as well as on TPL’s financial condition and business operations; the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. These risks, as well as other risks associated with TPL and the Corporate Reorganization are also more fully discussed in a Current Report on Form 8-K filed by TPL with the SEC on December 31, 2020, which includes an information statement describing the Corporate Reorganization and the distribution in more detail. You can access TPL’s filings with the SEC through the SEC website at www.sec.gov and TPL strongly encourages you to do so. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:

Chris Steddum
Vice President, Finance and Investor Relations
(214) 969-5530

REPORT OF OPERATIONS
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenues:
Oil and gas royalties	$43,317	$43,616	$137,948	$154,729
Easements and other surface-related income	22,068	27,727	92,038	115,362
Water sales and royalties	7,337	19,882	54,862	84,949
Land sales	1,528	22,000	17,383	135,020
Other operating revenue	54	107	323	436
Total revenues	74,304	113,332	302,554	490,496

Expenses:
Salaries and related employee expenses	4,938	12,299	32,173	35,041
Water service-related expenses	3,028	5,385	14,233	20,808
General and administrative expenses	2,461	2,663	9,751	9,540
Legal and professional fees	3,823	1,205	10,778	16,403
Land sales expenses	1,200	—	3,973	225
Depreciation, depletion and amortization	3,622	3,620	14,395	8,906
Total operating expenses	19,072	25,172	85,303	90,923

Operating income	55,232	88,160	217,251	399,573

Other income, net	105	911	2,411	2,682
Income before income taxes	55,337	89,071	219,662	402,255
Income tax expense (benefit):
Current	12,849	14,007	46,002	57,492
Deferred	(2,303)	5,942	(2,389)	26,035
Total income tax expense	10,546	19,949	43,613	83,527
Net income	$44,791	$69,122	$176,049	$318,728

Net income per Sub-share Certificate - basic and diluted	$5.77	$8.91	$22.70	$41.09

Weighted average number of Sub-share Certificates outstanding	7,756,156	7,756,156	7,756,156	7,756,437

SEGMENT OPERATING RESULTS
(in thousands) (unaudited)

	Three Months Ended December 31,
	2020		2019
Revenues:
Land and resource management:
Oil and gas royalties	$43,317	58%	$43,616	38%
Easements and other surface-related income	8,092	11%	13,382	12%
Land sales and other operating revenue	1,582	2%	22,107	19%
	52,991	71%	79,105	69%
Water services and operations:
Water sales and royalties	7,337	10%	19,882	18%
Easements and other surface-related income	13,976	19%	14,345	13%
	21,313	29%	34,227	31%
Total consolidated revenues	$74,304	100%	$113,332	100%

Net income:
Land and resource management	$35,780	80%	$54,144	78%
Water services and operations	9,011	20%	14,978	22%
Total consolidated net income	$44,791	100%	$69,122	100%

	Years Ended December 31,
	2020		2019
Revenues:
Land and resource management:
Oil and gas royalties	$137,948	46%	$154,729	31%
Easements and other surface-related income	39,478	13%	73,143	15%
Land sales and other operating revenue	17,706	6%	135,456	28%
	195,132	65%	363,328	74%
Water services and operations:
Water sales and royalties	54,862	18%	84,949	17%
Easements and other surface-related income	52,560	17%	42,219	9%
	107,422	35%	127,168	26%
Total consolidated revenues	$302,554	100%	$490,496	100%

Net income:
Land and resource management	$127,977	73%	$258,366	81%
Water services and operations	48,072	27%	60,362	19%
Total consolidated net income	$176,049	100%	$318,728	100%

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with requirements of the Securities and Exchange Commission (“SEC”), our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

EBITDA

EBITDA is a non-GAAP financial measurement of earnings before interest, taxes, depreciation, depletion and amortization. Its purpose is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis. We have presented EBITDA because we believe that it is a useful supplement to net income as an indicator of operating performance.

The following table presents a reconciliation of net income to EBITDA for the three months and years ended December 31, 2020 and 2019 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net income	$44,791	$69,122	$176,049	$318,728
Add:
Income tax expense	10,546	19,949	43,613	83,527
Depreciation, depletion and amortization	3,622	3,620	14,395	8,906
EBITDA	$58,959	$92,691	$234,057	$411,161